BRIDGES INVESTMENT FUND, INC.
                              ACCOUNT APPLICATION
                                  Please Print

          Mail to:           Bridges Investment Fund, Inc.
                              8401 West Dodge Road
                                   Suite #256
                             Omaha, Nebraska  68114

Use this form for individual, custodial, or trust accounts, and IRA, profit sharing, or pension plan accounts where the accounts are sponsored by other entities. Do not use this form for the Bridges Investment Fund, Inc. sponsored IRA or Defined Contribution Plan (Master Retirement Profit Sharing, Money Purchase, and 401(k)), which require different forms available from Bridges Investment Fund, Inc. For more information on these plans or for assistance in filling out this application, please call (402) 397-4700.


A.NVESTMENT

The minimum for any subsequent purchase is $250, except through dividend reinvestment or the automatic investment plan (See Item E). Please make your check payable to Bridges Investment Fund, Inc.

                                   INITIAL
           FUND                    MINIMUM                      AMOUNT

Bridges Investment Fund, Inc.           $1,000             $______________




B.IVIDEND AND CAPITAL GAINS DISTRIBUTIONS
All dividends and capital gains distributions will be reinvested in the Fund unless noted below, (check all that apply).

      Pay all dividends in cash               Pay all capital gains
                                              distributions in cash



C.EGISTRATION (complete one section only; 1, 2 or 3)
1.Individual   _________________  _______  ______________  ______________
  (Primary)      First Name         MI      Last Name             Social
                                                                 Security #

  Joint Owner  _________________  ________  _____________________________
  (Cannot be a minor) First Name    MI               Last Name

  Registration will be joint tenancy with rights of survivorship (JTWROS)unless otherwise specified


2.  Gifts/Transfers to a Minor _______________         _________________
     (UGMA/UTMA)               Custodian's Name        State of Residence
                           (only one permitted)           for Minor

    ________________   __________________________ _________________
    Minor's Name        Minor's Social Security #    Minor's Birth Date
    (only one permitted)


3.   Trust*           _______________________________________________________

     Corporate**       Name of Trustee(s) to be included in registration

     Partnership      _______________________________________________________
     Other Entity      Name of Trust/Corporation/Partnership

             _____________________________ _______________________________
             Social Security # or Tax ID #             Date of Agreement
                                                       (Mo/Dy/Yr)

*Title page and signature page of trust required (copy only)
**Corporate Resolution is required

                                                                 (over)

D.  ADDRESS          Mailing Address             Duplicate Confirmation to
                                                        (optional)
___________________________________     _________________________________
 Address                      Apt/Suite           Name
_____________    _______   _______   ________________    ___________
City             State     Zip       Address             Apt/Suite
(_____)_________   (_____)__________   ______________   _______   _________
Daytime Phone #    Evening Phone #     City             State      Zip


 E. AUTOMATIC INVESTMENT PLAN _ Please Note that the Automatic Investment Plan may only be implemented after the $1,000 initial minimum contribution has been made (see Item A).

Please start my Automatic Investment Plan as described in the prospectus.

Beginning     Month___________________  Year___________  I hereby authorize you via the ACH network on behalf of Bridges Investor Services, Inc., Transfer Agent for Bridges Investment Fund, Inc. to automatically transfer $_____________(Minimum $100) directly from my bank account named below on the __________of each month or the first business day thereafter. I understand that I will be assessed a $25 fee if the automatic purchase cannot be made due to insufficient funds, stop payment, or for any other reason.

     ________________________________________    ________________________
      Name of Bank                            Routing Number
     ________________________________________________________________________
      Address       City         State              Zip             Account
                                                                    Number
     _______________________________   ______________________________________
     Signature of Bank Account Owner    Signature of Joint Owner (if any)

 .Your signed application must be received at least 15 business days prior to initial transaction.
 .An unsigned voided check from your checking account, or a savings account deposit slip is required with your application.


F.SIGNATURE(S) AND TAXPAYER CERTIFICATION

I am a citizen of        U.S.        Other (please specify)_____________________
The undersigned agrees that this Account Application shall become effective only upon acceptance by the Fund in Nebraska, and that the purchase and sale of Fund shares shall be governed by the laws of Nebraska.
I am (we are) of legal age, have received and read the Prospectus of the Fund and I (we) agree to the terms therein. Under the penalty of perjury, I (we) certify that (1) the Social Security Number or Taxpayer Identification Number shown on this form is my (our) correct Taxpayer Identification Number(s), and
(2) I am (we are) not subject to backup withholding either because I (we) have not been notified by the Internal Revenue Service (IRS) that I am (we are) subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me (us) that I am (we are) no longer subject to backup withholding. (Please cross out item (2) if it does not apply to you.) The IRS does not require your consent to any provision of this document other than the certifications required to avoid 31% backup withholding.

___________________________________________          ___________________
Signature of Individual (or Custodian)                        Date

___________________________________________          ___________________
Signature of Joint Owner                                      Date

___________________________________________          __________________
Signature of Custodian, Trustees or Other                     Date

___________________________________________          __________________
                                                             Date

Do not write below this line, for Bridges Investment Fund, Inc. and Bridges Investor Services, Inc. use only.